EXHIBIT 10.1

AGREEMENT FOR SALE OF ASSETS

This AGREEMENT FOR SALE OF ASSETS (this "Agreement") is made on August 19, 2016 between Makkanotti Group Corp., a Nevada corporation (the "Company") and Anna Ionnou (such individual, the "Founder").

WHEREAS, the Founder, as holder of the majority of the Company's outstanding common stock, entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Aureus Fiduciary Nevis Limited ("Purchaser") dated June 28, 2016 (the "Effective Date"); and

WHEREAS, pursuant to the Stock Purchase Agreement, the Founder shall be transferred title to the assets of the Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Sale of Assets. The Company sells to the Founder all of the Company's inventory, consisting primarily of paper bags (the "Inventory"), and the one paper food bag-forming machine, RUITAI KTPM A (the "Equipment") and all other assets associated with the Inventory and the Equipment. Further, the Company transfers all of the cash in the Company's bank account as of the date hereof (the cash, together with the Inventory and the Equipment, the "Assets"). In exchange for the Assets, the Founder forgives any and all notes, loans and other payables due from the Company to the Founder.

2. Entire Agreement. This Agreement constitutes the entire agreement of the Company and Founder with respect to the sale of the Assets and supersedes all prior or contemporaneous written or oral agreements, whether express or implied, related to the sale of the Assets.

3. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures provided by facsimile transmission or in Adobe Portable Document Format (PDF) sent by electronic mail shall be deemed to be original signatures.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COMPANY,	FOUNDER,

/s/ Michael Hlavsa	/s/ Anna Ionnou
Michael Hlavsa	Anna Ionnou
Makkanotti Group Corp.